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                                                                     EXHIBIT 5.1

             [LETTERHEAD OF PATTERSON, BELKNAP, WEBB & TYLER LLP]
                           1133 Avenue of the Americas
                             New York, NY 10036-6710
                                  212-336-2000



May 6, 1998

Dime Bancorp, Inc.
589 Fifth Avenue
New York, New York  10017

Dear Sirs:

         As set forth in the Registration Statement on Form S-8 ("Registration Statement") proposed to be filed by Dime Bancorp, Inc. (the "Company") on May 6, 1998 under the Securities Act of 1933, as amended, relating to 5,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company to be issued pursuant to the Dime Bancorp, Inc. Stock Incentive Plan and Dime Bancorp, Inc. 1991 Stock Incentive Plan (collectively, the "Plan"), certain legal matters in connection with the Shares offered pursuant to the Plan are being passed upon for the Company by this firm. At your request, this opinion of counsel is being furnished to you for filing with the Registration Statement. 212-336-2222

         In our capacity as counsel in this connection, we have familiarized ourselves with the Amended and Restated Certificate of Incorporation and Bylaws, each as amended to date, of the Company and have examined the originals, or copies certified or otherwise identified, of the Plan, corporate records of the Company, certificates of public officials and representatives of the Company, statutes and other instruments and documents as the basis for the opinion hereinafter expressed.

         On the basis of the foregoing, we are of the opinion that the Shares, when issued and sold pursuant to the provisions of the Plan for a consideration at least equal to the par value of the Shares, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion letter with the Registration Statement.

                                    PATTERSON, BELKNAP, WEBB & TYLER LLP

                                    By: /s/ Jeffrey E. LaGueux
                                        ----------------------------------------
                                            Jeffrey E. LaGueux